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                                                                     EXHIBIT 5.1







                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-8 of our chartered accountant's reports as follows: The financial statements of PACIFIC

CART SERVICES, Ltd. for the year ended December 31, 1998, as filed on May 6,

1999 and appearing in its Amended Registration Statement (Form 10-SB12G/A) for

the year ended December 31, 1998, and Form 10-QSB, dated November 19, 1999 as filed with the Securities and Exchange Commission.

                                    /s/ Moen & Company, Chartered Accountants
                                       --------------------------------------
                                       Moen & Company,
                                       Chartered Accountants

Vancouver, B.C., Canada
March 8, 2000

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